UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 16, 2016

(Date of earliest event reported)

ITT INC.

(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue White Plains, New York
(Address of principal executive offices)

10604
(Zip Code)

(914) 641-2000
Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 5, 2016, ITT Corporation, an Indiana corporation (“ITT”), announced its intention to effect a holding company reorganization in accordance with Section 23-1-40-9 of the Indiana Business Corporation Law (the “Reorganization”). On May 16, 2016, ITT implemented the Reorganization, which resulted in ITT Inc., an Indiana corporation that previously was a wholly owned subsidiary of ITT (“New ITT”), becoming the publicly traded holding company of ITT and its subsidiaries. This Current Report on Form 8-K discloses actions taken by ITT and New ITT in connection with the Reorganization.

The Reorganization was effectuated pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), among ITT, New ITT and ITT LLC, an Indiana limited liability company and a direct wholly owned subsidiary of New ITT. Pursuant to the Merger Agreement, ITT merged with and into ITT LLC, with ITT LLC being the surviving entity (the “Merger”). At the effective time of the Merger, the separate corporate existence of ITT ceased and ITT LLC remained a wholly owned subsidiary of New ITT. Shareholder approval of the Merger was not required under the Indiana Business Corporation Law and the Merger did not give rise to statutory dissenters’ rights. The Merger qualifies as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and ITT shareholders will not recognize gain or loss for federal income tax purposes as a result of the Reorganization.

In accordance with the terms of the Merger Agreement, shares of ITT’s common stock, par value $1.00 per share (“ITT Common Stock”), that were outstanding immediately before the Merger were converted on a share for share basis into shares of New ITT common stock, par value $1.00 per share (“New ITT Common Stock”). As a result, at the effective time of the Merger, each shareholder of ITT became the owner of the same number of shares of New ITT Common Stock that such shareholder owned in ITT Common Stock immediately prior to the Merger. Each share of New ITT Common Stock has the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions as the shares of ITT Common Stock immediately prior to the Merger.

The conversion of ITT Common Stock into New ITT Common Stock in connection with the Merger occurred without an exchange of share certificates. Accordingly, the shares representing outstanding ITT Common Stock are deemed to represent the same number of shares of New ITT Common Stock.

The business, management and directors of New ITT, and the rights and limitations of the holders of New ITT Common Stock, immediately following the Merger are identical to the business, management and directors of ITT, and the rights and limitations of holders of ITT Common Stock immediately prior to the Merger. The consolidated assets, liabilities and capital structure of New ITT following the Reorganization are identical to the consolidated assets, liabilities and capital structure of ITT immediately prior to the Reorganization.

The board of directors of ITT effected the Reorganization to separate certain operating assets and liabilities associated with ongoing business units from certain historical assets and liabilities (including legacy and discontinued operations), which will further enhance management focus, facilitate future growth opportunities and streamline New ITT’s legal entity structure. In connection with the Reorganization, among other things: (i) Goulds Pumps, Inc. converted to a limited liability company and transferred its ownership interests in certain of its subsidiaries and certain of its operating assets to a wholly owned subsidiary of ITT Industries Holdings, Inc. in exchange for an intercompany note and certain other consideration, and the assumption of certain liabilities; and (ii) ITT LLC transferred its ownership interests in certain of its subsidiaries to a wholly owned subsidiary of New ITT in exchange for an intercompany note and certain other consideration, and the assumption of certain liabilities. Furthermore, ITT LLC will retain, without alteration or adjustment, all historical insurance policies and proceeds. The new holding company structure facilitated these transactions.

In connection with the Reorganization, New ITT assumed and agreed to perform all of ITT’s obligations under the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of November 25, 2014, among ITT and the lenders party thereto (the “Revolving Credit Agreement”), as described in Item 2.03 of this Current Report on Form 8-K (“Current Report”), which is hereby incorporated into this Item 1.01.

At the effective time of the Merger, New ITT became the successor issuer to ITT pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As the successor issuer, the New ITT Common Stock, as a class of capital stock of New ITT, is deemed to be registered under Section 12(b) of the Exchange Act and New ITT has succeeded to ITT’s obligation to file reports, proxy statements and other information required by the Exchange Act with the Securities and Exchange Commission (the “Commission”). Such future reports, proxy statements and other filings will be made using ITT’s Commission File Number, 1-5672.

In accordance with Rule 414 under the Securities Act of 1933, as amended, New ITT is adopting, as successor registrant, ITT’s Registration Statements on Form S-3 (File Number 333-207006) and Form S-8 (File Numbers 333-177604, 333-150934 and 333-105203).

The New ITT Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ITT,” which is the same symbol previously used for the ITT Common Stock. New ITT Common Stock has been assigned a new CUSIP Number – 45073V 108.

The foregoing description of the Merger is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On May 16, 2016, New ITT entered into an Assumption and Amendment Agreement (the “Amendment”) among New ITT, ITT LLC and JPMorgan Chase Bank, N.A., as administrative agent, relating to the Revolving Credit Agreement. Pursuant to the Amendment, New ITT assumed all of ITT’s obligations under the Revolving Credit Agreement. The Revolving Credit Facility was not impacted by the Reorganization and, as amended and supplemented by the Amendment, remains in effect. The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Revolving Credit Agreement is filed as Exhibit 10.1 to ITT’s Current Report on Form 8-K filed on November 25, 2014.

New ITT has established a new commercial paper program and appointed certain dealers for such program, which will replace the commercial paper program of ITT on substantially the same terms and is expected to commence issuance on May 17, 2016.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The New ITT Common Stock is listed on the NYSE under the symbol “ITT.” The ITT Common Stock, which was previously listed on the NYSE under the symbol “ITT,” was removed from listing in connection with the listing of the New ITT Common Stock as part of the Reorganization.

Item 3.03. Material Modification to Rights of Security Holders

The information set forth in Items 1.01 and 5.03 of this Current Report is hereby incorporated into this Item 3.03.

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Merger Agreement, at the effective time of the Merger the directors and executive officers of ITT were each appointed as directors and executive officers, respectively, of New ITT, each to serve in the same capacity and for the same term as such person served with ITT immediately before the Merger.

In connection with the Reorganization, New ITT assumed and agreed to perform all of ITT’s obligations under the ITT Omnibus Incentive Plan and the ITT 2003 Incentive Plan (collectively, the “Equity Plans”), and ITT’s other executive compensation arrangements. In connection with New

ITT’s assumption of the Equity Plans, each outstanding award under the Equity Plans was converted into an award payable in the form of, or based on the value of, as applicable, shares of New ITT Common Stock and has the same terms and conditions as the corresponding award to which it relates and will continue to be subject to the same terms and conditions as contained in the applicable Equity Plan prior to the Reorganization. ITT and New ITT entered into an omnibus amendment to the Equity Plans and the award agreements under the Equity Plans (the “Omnibus Amendment”) in connection with the assumption by New ITT of the Equity Plans. The other agreements and plans of ITT assumed by New ITT in the Reorganization, including the Employment Agreement, dated October 4, 2011, between ITT and Denise L. Ramos, the Chief Executive Officer and President of ITT (the “CEO Employment Agreement”), and the ITT Deferred Compensation Plan, were each amended and restated as necessary to reflect the Reorganization and to provide that references to ITT in such agreements and plans shall be read to refer to New ITT and to make certain other changes.

The Omnibus Amendment, the amended and restated CEO Employment Agreement and the ITT Deferred Compensation Plan are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. Additional information regarding the Equity Plans, the CEO Employment Agreement and the ITT Deferred Compensation Plan was set forth in the proxy statement for ITT’s 2016 Annual Meeting of Shareholders.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Reorganization, New ITT adopted Amended and Restated Articles of Incorporation and Amended and Restated By-laws, effective as of May 16, 2016, that are identical to the Restated Articles of Incorporation, as amended, and Amended and Restated By-laws of ITT in effect immediately before the Merger, except for certain technical amendments that are permitted by Section 23-1-40-9 of the Indiana Business Corporation Law. New ITT has the same authorized capital stock, which has the same designations, rights, powers and preferences, and the same qualifications, limitations and restrictions thereon, as ITT’s authorized capital stock immediately prior to the Merger.

The Amended and Restated Articles of Incorporation and the Amended and Restated By-laws of New ITT are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 8.01. Other Events

As previously disclosed, on May 11, 2016, the board of directors of ITT declared a second quarter dividend on ITT Common Stock of $0.124 per share of common stock (the “Dividend”) payable on July 1, 2016 (the “Dividend Payment Date”) to shareholders of record on June 10, 2016 (the “Dividend Record Date”). New ITT will pay the Dividend on the Dividend Payment Date to shareholders of New ITT who are shareholders of record of New ITT on the Dividend Record Date.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The following documents are filed as exhibits to this report:

Number	Description

2.1	Agreement and Plan of Merger, effective as of May 16, 2016 among ITT Corporation, ITT Inc. and ITT LLC.

3.1	Amended and Restated Articles of Incorporation of ITT Inc., effective as of May 16, 2016.

3.2	Amended and Restated By-laws of ITT Inc., effective as of May 16, 2016.

10.1	Assumption and Amendment Agreement, dated as of May 16, 2016, among ITT Inc., ITT LLC and JPMorgan Chase Bank, N.A., as administrative agent, to the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of November 25, 2014, among ITT Corporation, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto.

10.2	Omnibus Amendment to Long-Term Incentive Plans, dated as of May 16, 2016.

10.3	Amended and Restated Employment Agreement, dated as of May 16, 2016, between ITT Inc. and Denise L. Ramos.

10.4	ITT Deferred Compensation Plan.

10.5	Form of indemnification agreement with directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc. (Registrant)

May 16, 2016	By:	/s/ Mary E. Gustafsson
		Name:	Mary E. Gustafsson
		Title:	Senior Vice President, General Counsel and Chief Compliance Officer (Authorized Officer of Registrant)

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, effective as of May 16, 2016 among ITT Corporation, ITT Inc. and ITT LLC.

3.1	Amended and Restated Articles of Incorporation of ITT Inc., effective as of May 16, 2016.

3.2	Amended and Restated By-laws of ITT Inc., effective as of May 16, 2016.

10.1	Assumption and Amendment Agreement, dated as of May 16, 2016, among ITT Inc., ITT LLC and JPMorgan Chase Bank, N.A., as administrative agent, to the Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of November 25, 2014, among ITT Corporation, and JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto.

10.2	Omnibus Amendment to Long-Term Incentive Plans, dated as of May 16, 2016.

10.3	Amended and Restated Employment Agreement, dated as of May 16, 2016, between ITT Inc. and Denise L. Ramos.

10.4	ITT Deferred Compensation Plan.

10.5	Form of indemnification agreement with directors and officers.